Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 13, 2015 relating to the consolidated financial statements and financial statement schedule of Trecora Resources and Subsidiaries and our report dated March 13, 2015 relating to the effectiveness of internal control over financial reporting of Trecora Resources and Subsidiaries, both reports appearing in and incorporating by reference from  the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BKM Sowan Horan, LLP
Addison, Texas
December 4, 2015

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 9, 2015, with respect to the financial statements of Al Masane Al Kobra Mining Company included in the Form 10-K of Trecora Resources filed on March 13, 2015, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of said report in the Registration Statement of Trecora Resources, and to the use of our name under the caption of "Experts".

/s/ Mamdouh Al Majed Certified Public Accountants

Mamdouh Al Majed Certified Public Accountants
Riyadh, Saudi Arabia
December 4, 2015